As filed with the Securities and Exchange Commission on September 20, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EVO Payments, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	7389	82-1304484
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Ten Glenlake Parkway, South Tower, Suite 950

Atlanta, Georgia 30328

(516) 479-9000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James G. Kelly

Chief Executive Officer

EVO Payments, Inc.

Ten Glenlake Parkway, South Tower, Suite 950

Atlanta, Georgia 30328

(516) 479-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Keith M. Townsend Zachary L. Cochran King & Spalding LLP 1180 Peachtree Street, N.E. Atlanta, Georgia 30309 (404) 572-4600	Steven J. de Groot Executive Vice President and General Counsel EVO Payments, Inc. Ten Glenlake Parkway, South Tower, Suite 950 Atlanta, Georgia 30328 (516) 479-9000	Marc D. Jaffe Ian D. Schuman Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-227393

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee
Class A Common Stock, par value $0.0001 per share	1,150,000	$24.50	$28,175,000	$3,507.79

(1)	This amount is in addition to the 6,925,558 shares of Class A common stock registered under the registration statement originally declared effective on September 20, 2018 (File No. 333- 227393) and includes shares of Class A common stock that may be purchased by the underwriter upon exercise of an option to purchase additional shares.
(2)	Based on the public offering price.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 1,150,000 shares of Class A common stock, par value $0.0001 per share, having a maximum aggregate offering price of $28,175,000, comprising the same class of securities covered by an earlier Registration Statement on Form S-1 (File No. 333- 227393) (together with its exhibits, the “Prior Registration Statement”), filed by EVO Payments, Inc. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act on September 18, 2018 and declared effective by the Commission on September 20, 2018. The Prior Registration Statement is incorporated by reference into this Registration Statement.

Item 16. Exhibits and financial statement schedules.

(a) Exhibits.

Exhibit Number	Description

5.1	Opinion of King & Spalding LLP.

23.1	Consent of Deloitte & Touche LLP as to EVO Payments, Inc.

23.2	Consent of Deloitte & Touche LLP as to EVO Investco, LLC.

23.3	Consent of King & Spalding LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to our Registration Statement on Form S-1 filed with the Commission on September 18, 2018).

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia on September 20, 2018.

EVO Payments, Inc.

/s/ James G. Kelly

By:	James G. Kelly
Name:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James G. Kelly James G. Kelly	Chief Executive Officer and Director (Principal Executive Officer)	September 20, 2018

/s/ Kevin M. Hodges Kevin M. Hodges	Chief Financial Officer (Principal Financial and Accounting Officer)	September 20, 2018

* Rafik R. Sidhom	Director	September 20, 2018

* Vahe A. Dombalagian	Director	September 20, 2018

Signature	Title	Date

* Matthew W. Raino	Director	September 20, 2018

* David W. Leeds	Director	September 20, 2018

* John S. Garabedian	Director	September 20, 2018

* Gregory S. Pope	Director	September 20, 2018

* By:	/s/ Kevin M. Hodges
Kevin M. Hodges Attorney-in-Fact